SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported)	May 4, 2004
HON INDUSTRIES Inc. (Exact name of registrant as specified in its charter)

IOWA (State or other jurisdiction of incorporation)

0-2648 (Commission File Number)	42-0617510 (IRS Employer Identification Number)

414 East Third Street, P.O. Box 1109, Muscatine, IA (Address of principal executive offices)	52761-0071 (Zip Code)

Registrant's telephone number, including area code: 563/264-7400

ITEM 5.   CORPORATE GOVERANCE AND MANAGEMENT.
(a)

On May 4, 2004, HON INDUSTRIES Inc. issued a press release announcing that Stan A. Askren will succeed Jack D. Michaels as Chief Executive Officer, effective immediately.  Mr. Askren will retain the title of President and Mr. Michaels will remain with the Company as Chairman of the Board of Directors.  The text of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

(b)

On May 4, 2004, HON INDUSTRIES Inc. issued a press release announcing that the shareholders of the Company approved an amendment to Section 1.01 of the Company's Articles of Incorporation to change the name of the Company to HNI Corporation, effective May 5, 2004, the text of which is filed as Exhibit 99.2 to this Current Report on Form 8-K and incorporated herein by reference.

(c)

On May 4, 2004, HON INDUSTRIES Inc. issued a press release announcing that John A. Halbrook has been elected as a member of the Company's Board of Directors, the text of which is filed as Exhibit 99.3 to this Current Report on Form 8-K and incorporated herein by reference.

(d)

On May 4, 2004, HON INDUSTRIES Inc. issued a press release announcing that the Board of Directors has authorized an additional $100 million for the Company's share repurchase program, the text of which is filed as Exhibit 99.4 to this Current Report on Form 8-K and incorporated herein by reference.

(e)

The shareholders of the Company approved amendments to the Company's Articles of Incorporation at the Annual Shareholders' Meeting held on May 4, 2004.  The text of the Company's Articles of Incorporation, as amended, is filed as Exhibit 99.5 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
                 EXHIBITS.

(a)             Financial Statements of Business Acquired.           N/A

(b)            Pro Forma Financial Information.          None

(c)            Exhibits.

                Exhibit
                Number            Exhibit

                  99.1               Text of press release dated May 4, 2004.
                  99.2               Text of press release dated May 4, 2004.
                  99.3               Text of press release dated May 4, 2004.
                  99.4               Text of press release dated May 4, 2004.
                  99.5               Articles of Incorporation of the Registrant, as amended.

                                                               SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HON INDUSTRIES Inc.
Date: May 4, 2004	By /s/ Jerald K. Dittmer Jerald K. Dittmer Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number          Exhibit

     99.1                        Text of press release dated May 4, 2004.
     99.2                        Text of press release dated May 4, 2004.
     99.3                        Text of press release dated May 4, 2004.
     99.4                        Text of press release dated May 4, 2004.
     99.5                        Articles of Incorporation of Registrant, as amended.